UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2013

Sajan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Whitetail Blvd., River Falls, Wisconsin		54022
(Address of principal executive offices)		(Zip Code)

(715) 426-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2013, Sajan, Inc. (the “Company”) appointed Tom Skiba, age 58, as Chief Financial Officer, effective as of August 29, 2013.  Mr. Skiba will replace Shannon Zimmerman, the Company’s President and Chief Executive Officer, who has also served as Chief Financial Officer since August 16, 2012 and is stepping down from the position of Chief Financial Officer in connection with the appointment of Mr. Skiba.

From September 2011 through September 2012, Mr. Skiba was a Senior Vice President and the Chief Financial Officer of Regency Beauty Institute, a nationally recognized cosmetology education provider. Mr. Skiba also served as the Chief Financial Officer of Kroll Ontrack, a provider of data recovery, electronic discovery, and computer forensics services and software, from May 1996 through July 2011. Mr. Skiba holds a B.S. in Accounting from St. Joseph’s College in Indiana.

Mr. Skiba was not appointed pursuant to any arrangement or understanding with any person, and Mr. Skiba does not have any family relationships with any directors or executive officers of the Company. Neither Mr. Skiba nor any of his immediate family has been a party to any transaction with the Company during the Company’s last two fiscal years, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Mr. Skiba’s employment agreement (“Employment Agreement”) provides for an annual base salary of $182,000.  Mr. Skiba will be eligible to receive bonus payments from time to time, in an amount determined in the sole discretion of the Compensation Committee of the Company’s Board of Directors.  In addition, Mr. Skiba was granted stock options to purchase 250,000 shares of the Company’s common stock pursuant to the Company’s 2004 Amended and Restated Long-Term Incentive Plan.  The stock options will be exercisable at 100% of the fair market value of the Company’s common stock on the date of grant, will vest in equal installments on September 1, 2014, 2015, 2016 and 2017 and expire 10 years from the date of the grant.  Upon a Change of Control (as such term is defined in the 2004 Amended and Restated Long-Term Incentive Plan), all unvested stock options will become vested.

Under the Employment Agreement, Mr. Skiba is subject to traditional confidentiality, non-competition and employee non-solicitation restrictions during the term of his employment with the Company and for one year following his termination of employment with the Company for any reason.  The Employment Agreement may be terminated by either party upon three months’ written notice.  In the event the Company terminates Mr. Skiba’s employment for any reason not constituting Cause or Mr. Skiba terminates his employment for Good Reason (as such terms are defined in the Employment Agreement), the Company will pay his base salary through the date of termination and will provide the following benefits: (i) severance pay equal to six months of his ending base salary and (ii) immediate vesting of all stock options that are due to be vested within six months from the date of termination.

The foregoing description of Mr. Skiba’s Employment Agreement is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

On August 27, 2013, the Company issued a press release announcing the appointment of Mr. Skiba as the Company’s Chief Financial Officer. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, between the Company and Tom Skiba, dated August 29, 2013.

99.1	Press Release, dated August 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.

	By:	/s/ Shannon Zimmerman
Shannon Zimmerman, President, Chief Executive Officer, Chief Financial Officer

Date: August 29, 2013

SAJAN, INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, between the Company and Tom Skiba, dated August 29, 2013.

99.1	Press Release, dated August 27, 2013